Exhibit 5.1

2000 FIRST TENNESSEE
BUILDING
165 MADISON AVENUE
MEMPHIS, TENNESSEE
38103

PHONE:901.526.2000
FAX:901.577.2303

www.bakerdonelson.com

April 29, 2016

MRI Interventions, Inc.

5 Musick

Irvine, California 92618

Re:	Securities Being Registered on Form S-1

Ladies and Gentlemen:

You have requested our opinion in connection with the filing by MRI Interventions, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including a related prospectus made part of the Registration Statement (the “Prospectus”), covering the offering by the selling securityholders identified in the Prospectus for resale of 3,972,410 issued and outstanding shares (the “Issued Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) and 2,780,687 shares (the “Warrant Shares”) of Common Stock that are issuable upon the exercise of outstanding Series A Warrants and Series B Warrants (the “Warrants”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.    The Registration Statement;

2.    The Prospectus;

3.    The Amended and Restated Certificate of Incorporation of the Company (the “COI”);

4.    The Amended and Restated Bylaws of the Company;

5.    The form of Series A Warrant;

6.    The form of Series B Warrant;

7.    Resolutions adopted by the Board of Directors of the Company relating to the Issued Shares and the Warrant Shares;

9.    A certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, dated as of a recent date; and

10.   Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

1.     Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.     Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.     Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.     All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any of the provision of any of the Documents, by action or omission of the parties or otherwise.

The opinion set forth below is limited to the General Corporation Law of the State of Delaware (including applicable rules and regulations promulgated under the Delaware General Corporation Law and applicable reported judicial and regulatory determinations interpreting the Delaware General Corporation Law).

Based upon the foregoing, we are of the opinion that:

1.     The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State for the State of Delaware.

2.     The Issued Shares are validly issued, fully paid and nonassessable.

3.     The Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name wherever appearing in the Registration Statements. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts or the law upon which such opinions are based.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Richard F. Mattern
Richard F. Mattern
Authorized Representative